CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the prospectus con-stituting part of this Registration Statement on Form S-3 of our report dated September 22, 1998, which appears in VTEL Corporation's annual reports on Form 10-K and Form 10-K/A for the year ended July 31, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.


PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP
------------------------------

Austin, Texas
May 3, 1999